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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 811-07148 on Form N-1A under the Securities Act of 1933, of our reports dated February 16, 2013, relating to the financial statements and financial highlights of Schwartz Investment Trust, comprising Schwartz Value Fund, Ave Maria Catholic Values Fund, Ave Maria Growth Fund, Ave Maria Rising Dividend Fund, Ave Maria Opportunity Fund, Ave Maria World Equity Fund and Ave Maria Bond Fund appearing in the Annual Report on Form N-CSR of Schwartz Investment Trust for the year ended December 31, 2012, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

Chicago, Illinois
April 24, 2013